SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                       the Securities Exchange Act of 1934

Filed by the Registrant |X|

Filed by a Party other than the Registrant |_|

Check the appropriate box:

|_|    Preliminary Proxy Statement
|_| Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
|X|    Definitive Proxy Statement
|_|    Definitive Additional Materials
|_|    Soliciting Material Pursuant to Section 240.11(c) or Section 240.14a-12

                          BANYAN STRATEGIC REALTY TRUST
    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

|X|   No fee required.
|_|   Fee computed on table below per Exchange Act Rules 14a-6(i) and 0-11.
      1)    Title of each class of securities to which transaction applies:
                          Shares of Beneficial Interest

      2)    Aggregate number of securities to which transaction applies:

      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

      4)    Proposed maximum aggregate value of transaction:

      5)    Total fee paid:

            |_|   Fee paid previously with preliminary materials.
            |_|   Check box if any part of the fee is offset as provided by
                  Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

|_|   Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1)    Amount Previously Paid:

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      2)    Form, Schedule or Registration Statement No.:

            --------------------------------------------------------------------

      3)    Filing Party:

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      4)    Date Filed:

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

                          BANYAN STRATEGIC REALTY TRUST

                                    NOTICE OF
                         ANNUAL MEETING OF SHAREHOLDERS
                                       AND
                                 PROXY STATEMENT

                                             DATE: JANUARY 30, 2002
                                             TIME: 10:00 A.M., CST
                                             PLACE: 2625 BUTTERFIELD ROAD, SUITE
                                                    101N, OAK BROOK, IL 60523

                          BANYAN STRATEGIC REALTY TRUST
                              2625 BUTTERFIELD ROAD
                                   SUITE 101N
                            OAK BROOK, ILLINOIS 60523

December 26, 2001

Dear Shareholder:

You are cordially invited to attend Banyan Strategic Realty Trust's annual meeting of Shareholders.

We will hold the meeting on January 30, 2002 at 10:00 a.m., CST, at 2625 Butterfield Road, Suite 101N, Oak Brook, Illinois 60523. The enclosed packet includes the Notice of Annual Meeting, Proxy Statement and Proxy. The Proxy Statement describes the business that we will conduct at the meeting and provides information about the Trust.

Your vote is important. Whether you plan to attend the meeting or not, please complete, date, sign and return the enclosed proxy card promptly. If you attend the meeting and prefer to vote in person, you may do so.

We look forward to seeing you at the meeting.

Sincerely,


/s/ L.G. Schafran
----------------------------------------------
L.G. Schafran
Interim President and Chief Executive Officer

                          BANYAN STRATEGIC REALTY TRUST
                              2625 BUTTERFIELD ROAD
                                   SUITE 101N
                            OAK BROOK, ILLINOIS 60523

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

          -------------------------------------------------------------

                       Date: January 30, 2002

                       Time: 10:00 a.m., CST

                       Place: 2625 Butterfield Road, Suite 101N, Oak
                                   Brook, Illinois 60523
          -------------------------------------------------------------

Dear Shareholders:

      At our annual meeting, we will ask you to:

      o     elect four trustees;
      o ratify the selection of Ernst & Young LLP as our independent accountant for 2001; and
      o transact any other business that may properly be presented at the annual meeting.

      If you were a shareholder of record at the close of business on December 14, 2001, you may vote in person at the annual meeting or submit the enclosed proxy card.

                                      By order of the Board of Trustees,


                                      /s/ Robert G. Higgins
                                      -----------------------------------
                                      Robert G. Higgins
                                      Vice President, General Counsel and
                                      Assistant Secretary

December 26, 2001

                      INFORMATION ABOUT THE ANNUAL MEETING

Information About Attending the Annual Meeting

      Our annual meeting will be held on January 30, 2002 at 10:00 a.m., CST, at 2625 Butterfield Road, Suite 101N, Oak Brook, Illinois 60523. If you would like to attend, please contact us at (630) 218-7250 to make arrangements.

Information About this Proxy Statement

      We sent you this proxy statement and the enclosed proxy card because our board of trustees is soliciting your proxy to vote your shares at the meeting. If you own shares of beneficial interest in Banyan in more than one account, such as individually and also jointly with your spouse, you may receive more than one set of these materials. Please make sure to vote all of your shares. This proxy statement summarizes information we are required to provide to you under the rules of the Securities and Exchange Commission which are designed to assist you in voting your shares. On December 27, 2001, we began mailing the proxy materials to all shareholders of record at the close of business on December 14, 2001.

Information About Voting

      You may vote your shares at the annual meeting only if you are a shareholder of record at the close of business on December 14, 2001. Each share is entitled to one vote. As of December 14, 2001, there were 15,496,806 shares outstanding.

      You may grant us proxy to vote on the proposals presented at the annual meeting in one of three ways:

      o By Proxy Card: You can vote your shares by signing, dating and returning the enclosed proxy card. If you do this, the individuals named on the card will vote your shares in the manner you indicate. You may specify on your proxy card how you would like your shares voted. If you do not indicate instructions on the card, your shares will be voted for the election of the individuals nominated for trustee and for the selection of Ernst & Young LLP as our principal independent public accountant for 2001;

      o By Telephone: You can vote your shares by granting us your proxy by telephone. To do so, please call the toll free number 1-877-PRX-VOTE (1-877-779-8683) and follow the recorded instructions; or

      o Electronically: You can vote your shares by granting us your proxy over the Internet. To do so, go to the Website www.eproxyvote.com/bsrts and follow the instructions provided on our Website.

      Additionally, you may come to the annual meeting and cast your vote in person. If you grant us a proxy, you may nevertheless revoke your proxy at any time before it is exercised by: (1) sending written notice to our assistant secretary, Robert G. Higgins; (2) providing us with a later-dated proxy, electronically, by telephone or by mail; or (3) attending the annual meeting in person and voting your shares. Merely attending the annual meeting, without further action, will not revoke your proxy. Your proxy designation by telephone or Internet authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned the proxy card. If you choose to vote your shares by telephone or Internet, there is no need for you to mail back your proxy card.

Information Regarding Tabulation of the Vote

      Representatives of EquiServe Trust Company, N.A., will tabulate votes and act as inspectors of election at the meeting.

Quorum Requirement

      Shareholders owning a majority of our shares must be present in person or by proxy in order for action to be taken at the meeting. For these purposes, "abstentions" and "broker non-votes" will be counted as present for determining whether a majority is present. A broker non-vote occurs when shares registered in the name of a broker are not voted because the broker does not have the authority to do so.

Information About Votes Necessary for Action to be Taken

      The four individuals receiving the greatest number of votes will be elected to serve as trustees; provided that a majority of these individuals must be independent. A person is considered to be "independent" if he or she is not an officer or employee of ours or does not have a relationship which, in our board's opinion, would interfere with the exercise of independent judgment in carrying out the responsibilities of a trustee. Ratification of Ernst & Young LLP as our independent accountant requires a "yes" vote from a majority of the votes actually cast on the matter.

Costs of Proxies

      We will pay all the costs of soliciting proxies and holding the annual meeting. We have retained ChaseMellon Shareholder Services, LLC to assist in the solicitation of proxies. We anticipate that the fee for these services will not exceed $6,500 plus reasonable out-of-pocket costs and expenses authorized by us.

Other Matters

      We are not aware of any other matter which will be presented at the annual meeting. Generally, no business, aside from the items discussed in this proxy statement, may be transacted at the meeting. However, if any other matter properly comes before the annual meeting as determined by the chairman of the meeting, your proxies are authorized to act on the proposal at their discretion.

Available Information

      We file reports, proxy materials and other information with the Securities and Exchange Commission ("SEC"). These reports, proxy materials and other information can be inspected and copied at the Public Reference Section maintained by the SEC at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549; The Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511, and at 233 Broadway, New York, New York 10279. Copies can be obtained by mail from the SEC at prescribed rates from the Public Reference Section of the SEC at its principal office in Washington, D.C. The SEC also maintains a site on the World Wide Web (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. Shares of beneficial interest are included for quotation on Nasdaq.

PROPOSAL NUMBER ONE: ELECT FOUR TRUSTEES

Background

      Our board has nominated Walter E. Auch, Sr., Daniel Levinson, Stephen M. Peck and L.G. Schafran to serve as trustees for the upcoming year or until their respective successors are elected and begin to serve. Further, the board has concluded that Messrs. Auch, Levinson and Peck have been nominated to serve as independent trustees.

      We know of no reason why any nominee will be unable to serve as a trustee. If any nominee is unable to serve, your proxy may vote for another nominee proposed by the board, or the board may reduce the number of trustees to be elected. If any trustee resigns, dies or is otherwise unable to serve out his term, or if the board increases the number of trustees, the board may fill the vacancy until the next annual meeting. You do not have the right to cumulate your votes in electing trustees.

      The nominees for election to the board are:

      Walter E. Auch, Sr. Mr. Auch, age 79, has served as an independent trustee since 1986. Mr. Auch served as the chairman and chief executive officer of the Chicago Board of Options Exchange from 1979 to 1986. Prior to that time, Mr. Auch was executive vice president, director and a member of the executive committee of PaineWebber. Mr. Auch is a director of Pimco Advisors L.P., Smith Barney Concert Series Funds, Smith Barney Trak Fund, The Brinson Partners Funds, the Nicholas Applegate Funds, Semele Group, Inc., and Legend Properties, Inc. and a trustee of Hillsdale College and the Arizona Heart Institute.

      Daniel Levinson. Mr. Levinson, age 44, has served as an independent trustee since 1999 and currently serves as Principal of Berchwood Partners, LLC. From January 2000 until March 2001 Mr. Levinson served as chief financial officer for the Oracle Investment Management Inc. From 1993 to 1999, Mr. Levinson was employed by Morgens Waterfall, Vintadis and Company, Inc. as its chief financial officer and specialized in the management and workout of real estate and other investments in its investment funds. Before working at Morgens, Mr. Levinson was a vice president at Sentinel Real Estate Corporation, an institutional real estate investment manager. Prior to joining Sentinel in 1988, Mr. Levinson was at KPMG Peat Marwick for over six years. Mr. Levinson received a Bachelor of Science degree from Lehigh University. Mr. Levinson is a certified public accountant and a member of the American Institute of Certified Public Accountants.

      Stephen M. Peck. Mr. Peck, age 66, has served as an independent trustee since 1999 and is currently a Partner of Torrey Funds, LLC. Mr. Peck is a director of Fresenius Medical Care, Canarc, Boston Life Sciences, Advance Auto Parts and OFFIT Investment Funds. He is also a Chairman of the Advisory Board of the Torrey Funds and a member of the Advisory Board of Brown Simpson Asset Management. Mr. Peck serves as a member of the Board of Trustees of The Jewish Theological Seminary and is Chairman of the Board of Trustees of Mount Sinai Hospital and Mount Sinai School of Medicine.

      L.G. Schafran. Mr. Schafran, age 63, has served as a trustee since 1999 and as our interim president and chief executive officer since August 14, 2000. He is currently chairman of our board and has been a Managing General Partner at L.G. Schafran & Associates since 1984. Mr. Schafran is a director of Tarragon Realty Investors, Inc. (f/k/a National Income Realty Trust), PubliCARD, Inc. (f/k/a Publicker Industries, Inc.), Vertex Interactive, Inc. and chairman of the board of Delta-Omega Technologies, Inc. Mr. Schafran served as a director of Capsure Holdings Inc. from 1986 to 1997, OXIGENE, Inc. from 1993 to 1996, Glasstech, Inc. from 1995 to 1997, Dart Group Corporation from 1993 to 1997, Kasper A.S.L., Ltd. from 1997 to 2000 and COMSAT Corporation from 1997 to 2000.

      RECOMMENDATION OF THE BOARD: The board recommends that you vote "FOR" the election of all four nominees.

PROPOSAL NUMBER TWO: RATIFY APPOINTMENT OF ERNST & YOUNG LLP

      Our board, on the recommendation of the existing audit committee, has engaged Ernst & Young LLP to serve as our independent accountant for the fiscal year ending December 31, 2001. We traditionally ask our shareholders to ratify the selection of an independent accountant, even though your approval is not required. Further, even if you do not approve the selection of Ernst & Young LLP, we will not replace them as the independent accountant for this fiscal year due to the added expense and delay that would result from replacing them and selecting a new accountant. Instead, our board will consider the negative vote as a direction to consider a different accountant next year.

      Ernst & Young LLP has been our independent accountant since 1989, and no relationship exists other than the usual relationship between independent public accountant and client. Representatives of Ernst & Young LLP are expected to be available at the annual meeting to respond to questions.

Disclosure of Auditor Fees

      The following is a description of the fees we incurred with respect to our audit for the year ended December 31, 2000, and other fees billed to us by Ernst & Young LLP during the year ended December 31, 2000:

Audit Fees: We paid audit fees to Ernst & Young LLP in connection with its review and audit of our annual financial statement for the year ended December 31, 2000 and Ernst & Young LLP's review of our interim financial statements included in our Quarterly Reports on Form 10-Q during the year ended December 31, 2000 totaling approximately $165,500.

Financial Information Systems Design and Implementation Fees: We did not engage Ernst & Young LLP to provide advice to us regarding financial information systems design and implementation during the year ended December 31, 2000.

All Other Fees: We paid Ernst & Young LLP approximately $60,500 related to the year ended December 31, 2000 for all other non-audit services rendered to us by Ernst & Young LLP; comprised primarily of preparation fees associated with multiple tax returns and consulting fees related to our plan of Termination and Liquidation.

      RECOMMENDATION OF THE BOARD: The board recommends that you vote "FOR" the appointment of Ernst & Young LLP as our independent accountant for the fiscal year ending December 31, 2001.

                 COMPENSATION OF TRUSTEES AND EXECUTIVE OFFICERS

Independent Trustee Compensation

      Each independent trustee is paid an annual fee of $20,000, payable quarterly, plus $1,000 for each board or committee meeting attended in person and $500 an hour for each board or committee meeting held by telephonic conference call. We also reimburse each independent trustee for out-of-pocket expenses incurred in attending board meetings. Each person serving as an independent trustee is awarded an option to purchase 2,000 of our common shares ten days after each annual meeting. All options granted to the independent trustees vest and become exercisable in the following installments: (1) fifty percent (50%) on the first anniversary of the grant; and (2) fifty percent (50%) on the second anniversary of the grant.

      Our board is required to meet at least four times per year, either in person or by telephonic conference. During calendar year 2000, the board met 29 times. Our board also had three committees, a nominating committee, an audit committee and a compensation committee. Messrs. Auch, Peck and Levinson, comprise the members of each committee. During calendar year 2000, the audit committee met three times, the compensation committee met one time, and the nominating committee met twice. The nominating committee was disbanded on December 21, 2000, following the annual meeting of shareholders on December 14, 2000.

      In February 2000, our board formed a financial advisory committee to evaluate and explore strategic alternatives designed to maximize shareholder value. The financial advisory committee was comprised of Messrs. Auch, Peck, Levinson and Schafran and met 24 times in 2000. The financial advisory committee was disbanded on December 21, 2000, following the annual meeting of shareholders on December 14, 2000. The financial advisory committee was deemed no longer necessary because, as of December 14, 2000, the membership of the financial advisory committee and the full board were identical.

Executive Officers

      The board of trustees annually elects our executive officers and, subject to each officer's employment agreement, if applicable, may remove these officers at any time. Listed below is information about our executive officers, except that information regarding L.G. Schafran, our interim president and chief executive officer can be found under the description of the nominees for trustee under Proposal Number One.

      Robert G. Higgins. Mr. Higgins, age 49, has served as our vice president and general counsel since 1992 and as secretary since 1995. Effective December 14, 2000, Mr. Higgins became our first vice president, general counsel, chief operating officer and assistant secretary. Mr. Higgins received a B.A. degree in government from the University of Notre Dame and a law degree from Loyola University of Chicago. Mr. Higgins concentrates his practice in the areas of real estate development, finance, acquisition, land use, sales, lending and general corporate business practice. Mr. Higgins previously served as vice president, general counsel and secretary of Legend Properties, Inc. (f/k/a Banyan Mortgage Investment Fund), Banyan Short Term Income Trust and Semele Group, Inc. (f/k/a Banyan Strategic Land Fund II) (collectively, the "Banyan Funds")and is currently serving in the same position for BSRT Management Corp. Mr. Higgins is admitted to the bar in the States of Illinois, Minnesota and Texas and also practices law as a sole practitioner.

      Joel L. Teglia. Mr. Teglia, age 39, has served as our vice president and chief financial officer since 1994. Effective December 14, 2000, Mr. Teglia became our executive vice president and chief financial officer. Previously he served as vice president and chief financial officer of each of the Banyan Funds and is currently serving in the same position for BSRT Management Corp. Prior to his appointment, Mr. Teglia provided various services to us in his capacity as controller for BSRT Management Corp. (f/k/a Banyan Management Corp.), a position that he held from 1991 to 1994. Mr. Teglia received a B.A. degree in accounting from the University of Notre Dame and is a certified public accountant.

      Christopher J. Swieca. Mr. Swieca, age 42, has been our assistant secretary since 1994. Effective December 14, 2000, Mr. Swieca became a vice president and our chief governance and administrative officer and secretary. Mr. Swieca received his B.A. degree in political science from Loyola University of Chicago and currently serves as president of the American Society of Corporate Secretaries ("ASCS"), Chicago Chapter and has previously served terms as vice president; treasurer and has been an advisory committee member since 1998. Mr. Swieca is an active member of the ASCS and has served on several national committees including the NASDAQ-AMEX Advisory Committee and is a Corporate Outreach Advisory Board Member, Loyola University Chicago, Center for Ethics and Social Justice formally the Center for Business Ethics. Mr. Swieca is involved in Mr. Higgins' practice and has served as assistant secretary of the Banyan Funds and BSRT Management Corp.

      Leonard G. Levine. Mr. Levine, age 53, has been our president and chief executive officer since 1990. On August 14, 2000, we suspended Mr. Levine from his duties as president and chief executive officer. Mr. Levine also served as a trustee of ours from September, 1986 until February 1990 and again from 1998 to 2000. Mr. Levine received a bachelors of science/bachelors of arts degree in accounting from Roosevelt University and a masters degree in taxation from DePaul University. Mr. Levine previously served as president of the Banyan Funds. Mr. Levine is a certified public accountant and a licensed real estate broker.

Executive Compensation

      This table shows compensation paid to our chief executive officer and our next three most highly compensated executive officers during the last three years ended December 31, 2000.

                                                                                        LONG-TERM COMPENSATION
                                                                                        ----------------------

                                                ANNUAL COMPENSATION                    AWARDS            PAYOUTS
                                                -------------------                    ------            -------

(a)                             (b)        (c)       (d)            (e)           (f)           (g)         (h)         (i)

                                                                                             Securities
                                                                               Restricted   Under-lying
                                                                Other Annual      Stock       Options/     LTIP      All Other
             Name              Year     Salary(2)    Bonus      Compensation     Award(s)     SARS(#)     Payouts  Compensation (4)
             ----              ----     ---------    -----      ------------     --------     -------     -------  ----------------
L.G. Schafran,
  Interim President and
  Chief Executive Officer....  2000     $ 73,077    $      0

Leonard G. Levine,
  President and Chief
  Executive Officer
  (suspended August 14,        2000     $215,100    $      0
  2000) (1)(3)...............  1999     $212,217    $101,471
                               1998     $206,100    $146,382
Jay E. Schmidt
  Vice President-
  Investments ...............  2000     $145,957    $      0                                                          $280,807
                               1999     $183,053    $ 40,000
                               1998     $170,307    $ 41,908

Neil D. Hansen                 2000     $131,525    $      0                                                          $342,679
  First Vice President ......  1999     $220,732    $ 50,000
                               1998     $205,860    $ 48,990

Joel L. Teglia
   Executive Vice              2000     $152,942    $      0                                                          $204,765
   President and Chief         1999     $143,208    $ 30,000
   Financial Officer.........  1998     $126,825    $ 30,755

(1) As of the fiscal year ended December 31, 2000, Mr. Levine owned 862,504 shares of beneficial interest, 512,504 of which he is restricted from transferring except in compliance with the registration requirements of federal and state securities laws and 350,000 of which are pledged as collateral for his employee stock loan. The value of these shares as of December 31, 1999, without any discount for the transfer restrictions was $4,743,772.
(2) Includes the lesser of 3% of base compensation or $4,800 which was contributed by us to each employee's 401(k) plan. For 1999, due to timing of our bi-weekly pay periods, salary paid includes 1999 salary plus 1/26th of 1998's salary.
(3) On August 14, 2000, we exercised our rights under our employment agreement with Mr. Levine, by suspending him and placing him on leave from his position as president. To replace Mr. Levine, our board of trustees has appointed L.G. Schafran to the position of interim president and chief executive officer. Mr. Schafran was also elected to the position of chairman of the board of trustees on October 13, 2000.
(4) Represents severance payments in settlement of Messrs. Hansen, Schmidt and Teglia's employment agreements dated December 31, 1998. These amounts include 2000 bonus payments of $30,903 for Mr. Schmidt, $38,725 for Mr. Hansen and $26,765 for Mr. Teglia.

Employment Agreements.

      Mr. Levine. We entered into an employment agreement with Mr. Levine on March 11, 1998, although the agreement became effective retroactively as of October 1, 1997. The term of this agreement expires on December 31, 2001. On December 14, 1999 we entered into an agreement that would revise the Trust's employment relationship with Mr. Levine upon a "triggering event" (see below) and would provide for certain rights upon liquidation of the Trust and the immediate vesting of all outstanding options. Under the 1997 agreement, we agreed to pay Mr. Levine a base salary equal to $200,000 per year through December 31, 1999 increasing to $210,000 per year during the last two years of the agreement. The 1997 agreement also grants Mr. Levine the ability to earn annual incentive compensation equal to 62.5% of the base salary each year, provided that we achieve certain predetermined levels of "funds from operations" increased by .03 for each one percentage point that our actual per share "funds from operations" exceed the target and decreased (but not below zero) by .04 for each one percentage point our actual per share "funds from operations" is below the target amount.

      The 1997 agreement also granted Mr. Levine options to purchase 350,000 shares at an exercise price equal to $5.50 per share. Mr. Levine exercised all of the options on January 12, 2000. The 1997 agreement also requires us to provide Mr. Levine with both life and disability insurance benefits during the term of the agreement, as well as all non-wage benefits we provide generally to our other salaried employees.

      Mr. Levine's 1999 agreement contains provisions that require us to make certain payments to him upon the occurrence of a "Triggering Event" which is defined as:

o     the date that a Plan of Liquidation of the Trust becomes effective;
o     the date on which we sell all or substantially all of our assets;
o the date we merge or enter into a business combination with another entity if, among other things, we are not the surviving entity; or
o the members of the existing board fail to constitute a majority of the board.

      The 1997 and 1999 agreements also give us the right to terminate or suspend Mr. Levine under certain circumstances. On August 14, 2000, we suspended Mr. Levine pursuant to our employment agreement with him and have filed a lawsuit alleging that Mr. Levinebreached certain fiduciary duties owed to us and that he committed intentional acts that caused material damage to our business or properties. Pending a final ruling by a court, we will comply with the employment agreements including the compensation provisions. To replace Mr. Levine, our board of trustees appointed L.G. Schafran to the position of interim president and chief executive officer.

      Mr. Schafran. On August 14, 2000, following the suspension of Mr. Levine, we engaged Mr. Schafran to become our interim president and chief executive officer. On October 26, 2000, we entered into an employment agreement with Mr. Schafran, the term of which extends until February 13, 2002, unless sooner terminated for "cause," by death or disability, voluntarily by Mr. Schafran, upon a "change in control" of the Trust, or upon Mr. Levine's reinstatement as our president and chief executive officer.

      Under the agreement we will pay Mr. Schafran an annual base salary of $200,000 and an incentive bonus based on the present value of aggregate distributions we make to shareholders during the term of the agreement. We will pay the incentive bonus once our shareholders receive distributions whose aggregate present value is at least $6.25 per share discounted to October 26, 2000 at 12%. The amount of incentive bonus starts at $300,000 and increases as the present value of distributions to our shareholders increases. Additionally, in lieu of the incentive bonus, Mr. Schafran could have received an early completion bonus equal to $300,000 if our shareholders received distributions greater than $6.00 per share on or before December 31, 2000. The early completion bonus would have been reduced to $225,000 had our shareholders received distributions greater than $6.00 per share after December 31, 2000 but on or before March 31, 2001. Neither of the early completion bonuses was achieved.

      If we terminate Mr. Schafran's employment because Mr. Levine is reinstated to his former position, we are obligated to pay Mr. Schafran his entire incentive bonus, based on the present value of the aggregate distributions made to our shareholders, as though his employment had not been terminated. Additionally, if we terminate Mr. Schafran's employment due to his death, disability or a "change in control," we are obligated to pay Mr. Schafran a portion of the incentive compensation equal to the amount of incentive compensation he would have earned had we not terminated his employment, multiplied by a fraction, the numerator of which is the number of days he had served as our interim president and chief executive officer and the denominator of which is 548. Finally, if we terminate the agreement upon our final dissolution and liquidation, we are obligated to pay Mr. Schafran the amount of base salary he would have earned through February 13, 2002 and any earned but unpaid incentive bonus based on the present value of the amount distributed to our shareholders under the plan of liquidation.

      Mr. Higgins. Effective on September 1, 2000, we entered into an employment agreement with Mr. Higgins whereby he became our first vice president, general counsel and chief operating officer until October 31, 2002. Mr. Higgins' employment agreement may be terminated prior to its expiration as follows: (1) by us for "cause"; (2) by us upon 60 days prior written notice; (3) by our complete dissolution and liquidation; (4) by Mr. Higgins' death or disability; or (5) voluntarily by Mr. Higgins. Under the agreement, Mr. Higgins becomes our full-time employee, however, he is allowed to perform legal services for clients. Mr. Higgins' initial base salary is $260,000 with automatic 5% increases on January 1, 2001 and 2002. Unless we terminate Mr. Higgins' employment for "cause" or Mr. Higgins terminates it voluntarily, upon expiration of the term of the agreement, we will pay Mr. Higgins a severance payment of one year's salary and a bonus equal to 50% of the aggregate amount of base salary Mr. Higgins earned from November 1, 2000 to the end of the agreement. "Cause" is defined in the agreement as: (1) conduct amounting to fraud or wilful misconduct, (2) any material act of dishonesty, (3) the conviction of Mr. Higgins of a felony crime, and (4) a material breach of the agreement by Mr. Higgins which remains uncured for a period of five business days following notice of such breach. Additionally, Mr. Higgins may terminate the agreement if:
(A) the members of our board as of the date of the agreement fail to constitute a majority of the board; (B) our shareholders adopt a plan of liquidation without our board's approval or recommendation; (C) we sell all of our real estate properties or business; (D) we combine with another entity and our shareholders immediately prior to the combination fail to retain a majority of the voting securities of the surviving entity; (E) any person or entity becomes the beneficial owner of a majority of our voting shares; (F) we relocate our executive offices to a location in excess of 100 miles outside of the Chicago Loop area; (G) we breach the agreement in a material respect which we fail to cure within five business days of notice of such breach; and (H) a material diminution of Higgins' duties, responsibilities or authority occurs.

      Messrs. Hansen, Schmidt and Teglia. We also had employment agreements with each of Messrs. Hansen, Schmidt and Teglia. Pursuant to these agreements, we were obligated to pay Messrs. Hansen, Schmidt and Teglia annual base salaries equal to $213,040, $176,680 and $138,240 respectively. On October 1, 2000 we entered into agreements with Messrs. Schmidt and Hansen terminating their employment and settling all claims for severance pay. On November 1, 2000 we entered into a new employment agreement with Mr. Teglia.

      Mr. Teglia. On November 1, 2000, we entered into a new agreement with Mr. Teglia whereby he became our executive vice president and chief financial officer following the annual meeting until October 31, 2002. Mr. Teglia's agreement may be terminated for the same reasons enumerated in Mr. Higgins' agreement. Upon execution of the agreement, we paid to Mr. Teglia a severance payment of $204,765 in settlement of our obligations to him under his prior employment agreement. Under the new agreement, Mr. Teglia's initial annual base salary is $181,120, which is increased to $200,000 on January 1, 2001 and $210,000 on January 1, 2002. Additionally, unless we terminate Mr. Teglia's employment for "cause" or Mr. Teglia terminates it voluntarily, upon expiration of the term of the agreement, we will pay Mr. Teglia a bonus equal to 50% of the aggregate amount of base salary Mr. Teglia earned during the term of the agreement. The definition of "cause" in Mr. Teglia's agreement is identical to the definition set forth in Mr. Higgins' agreement.

Stock Option Grants

      We did not grant any options to purchase shares of beneficial interest during the year ended December 31, 2000 to any of our executive officers. On December 26, 2000 we granted options to purchase shares of beneficial interest to each of our independent trustees in accordance with our Executive and Director Stock Option Plan. The table below sets forth the aggregated option exercises and year-end option value for 2000.

          AGGREGATED OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUE

        (a)                   (b)                  (c)              (d)             (e)

                                                                 Number of
                                                                 Securities        Value of
                                                                 Underlying       Unexercised
                                                                 Unexercised     In-the-Money
                                                               Options/SARS at  Options/SARS at
                                                                  FY-End (#)       FY-End ($)

                        Shares Acquired on                       Exercisable/     Exercisable/
       Name                  Exercise         Value Realized    Unexercisable     Unexercisable
       ----                  --------         --------------    -------------     -------------

Leonard G. Levine           350,000(1)            $65,800            0 / 0           $0 / $0

  L.G. Schafran                  --                    --

  Jay E. Schmidt              3,334               $ 4,528
                             36,000(1)            $     0            0 / 0           $0 / $0

  Neil D. Hansen              3,334               $ 4,318
                             36,000(1)            $     0            0 / 0           $0 / $0

  Joel L. Teglia             29,000(1)            $     0        3,335 / 0       $4,736 / $0

Note 1. Represents options exercised with the proceeds from a non-recourse loan offered by us to our employees as of December 31, 1999 at an annual rate of interest of 6.5%.

      All of the options granted vested on December 13, 1999 because there occurred a "change in control" as that term was defined in our Executive and Director Omnibus Stock Option Plan. The "change in control" occurred because on that date, the members of our board as of the effective date of the Plan failed to constitute a majority of the members of our board. In addition, in December 1999, we offered all of our current employees and advisors who held options the opportunity to exercise all of the vested but unexercised options with the proceeds of a loan from us. Each loan is non-recourse and bears interest at an annual rate of 6.5%. Each person is required to pledge all shares purchased with the proceeds of the loan to secure the payment of principal and interest on the loan. We loaned approximately $3.2 million to these persons. All loans will mature in five years; provided that any person who terminates his or her employment or whom we terminate is required to repay the loan and all accrued interest by surrendering the shares securing the loan or by tendering sufficient funds to pay all amounts owing within one month of terminating employment. Pursuant to our Severance and Retention Program for non-contract employees, we have extended the term of any note made by a terminated employee or will extend the term of any note made by any other employee we choose to terminate, to the date upon which the last of these notes comes due.

Section 16(a) Beneficial Ownership Reporting Compliance

      Section 16(a) of the Securities Exchange Act of 1934 requires our officers and trustees, and persons who own more than ten percent of our shares of beneficial interest, to file reports of ownership and changes in ownership with the SEC and the Nasdaq, and to furnish us with copies of the form. Based solely on our review these forms or written representations from the reporting person, we believe that each trustee, officer and beneficial owner of more than ten percent of our outstanding common shares complied with these filing requirements during the fiscal year ended December 31, 2000

Security Ownership of Certain Beneficial Owners and Management

      The following table sets forth information as of December 14, 2001 regarding the number and percentage of our outstanding common shares beneficially owned by: (1) each trustee; (2) each executive officer; and (3) all trustees and executive officers as a group. The table also sets forth information as of December 14, 2001 with respect to any person known to us to be the beneficial owner of more than five percent of our outstanding common shares. Information with respect to Morgens Waterfall Income Partners, L.P., Kensington Investment Group, Inc., and Magten Asset Management Corp. listed in the table below, including the notes, is based on copies of statements filed under Section 13(d) or 13(g) of the Exchange Act updated as of December 14, 2001 based on information obtained on NASDAQ On-Line's institutional listing, and we have not independently confirmed this information. Share amounts and percentages shown for each person or entity are adjusted to give effect to common shares that are not outstanding but may be acquired by a person or entity upon exercise of all options exercisable by such entity or person within sixty days of the date of the date hereof. However, those common shares are not deemed to be outstanding for the purpose of computing the percentage of outstanding common shares beneficially owned by any other person.

------------------------------------------------------------------------------------------------------
                                                      Amount and Nature of
Name and Address of Beneficial Owner                  Beneficial Ownership         Percent of Class
------------------------------------------------------------------------------------------------------
Morgens Waterfall Income Partners, L.P.(1)                 3,388,075                    21.9%
  Restart Partners, L.P.
  Restart Partners II, L.P.
  Restart Partners III, L.P.
  Restart Partners IV, L.P.
  Restart Partners V, L.P.
  Endowment Restart, L.L.C.
  10 East 50th Street
  New York, NY  10022

Kensington Investment Group, Inc.(2)                       2,045,456                    13.2%
  Mellon Bank, N.A. as Trustee for the General
  Motors Employees Domestic Group Pension
  Trust
  350 East 21st Street
  New York, NY 10010

Magten Asset Management Corp.(3)                             580,450                     3.7%
  Four Orinda Way
  Suite 220D
  Orinda, CA 94563

Daniel Levinson (4)                                            3,000                      *

Leonard G. Levine                                            862,504                     5.6%
  President(5)

Stephen M. Peck (4)                                            3,000                      *

L.G. Schafran                                                  1,000                      *
  Interim President and CEO(4)

Robert G. Higgins (4)(5)                                      41,229                      *
  First Vice President,
  General Counsel,
  Chief Operating Officer and
  Assistant Secretary

Joel L. Teglia                                                37,037                      *
  Executive Vice President and
  Chief Financial Officer(4)(5)

Walter E. Auch, Sr.(4)                                         7,000                      *

Christopher J. Swieca(6)                                      17,000                      *
   Vice President,
   Chief Governance and Administrative
   Officer, and Secretary

All Trustees and Named Executive Officers of the
Trust, as a group (eight persons)                            971,770                     6.3%

* less than 1%

(1) Certain affiliates of Morgens Waterfall Income Partners, L.P. have filed reports with the SEC pursuant to Section 13(d) of the Securities Exchange Act of 1934, as amended, (the "Exchange Act") indicating combined ownership of five percent (5%) or more of the outstanding common shares. As of December 31, 2000, (i)

      Morgens Waterfall Income Partners, L.P. owns 83,315 common shares; (ii) Restart Partners, L.P. owns 418,768 common shares; (iii) Restart Partners II, L.P. owns 692,830 common shares; (iv) Restart Partners III, L.P. owns 482,350 common shares; (v) Restart Partners IV, L.P. owns 304,758 common shares; (vi) Restart Partners V, L.P. owns 100,855 common shares; (vii) Endowment Restart, L.L.C. owns 109,625 common shares. Although John C. Waterfall and Edwin H. Morgens do not directly own any common shares, each of them may be deemed an indirect beneficial owner of 2,192,501 common shares by virtue of their effective control over the operation of each of the affiliated entities listed above. Furthermore, Morgens Waterfall Capital, L.L.C. may be deemed an owner of 83,315 common shares by virtue of its position as general partner of Morgens Waterfall Income Partners, L.P.

(2) According to filings made with the SEC, Kensington Investment Group, Inc. ("Kensington") is an investment advisor registered under the Investment Advisors Act of 1940. Kensington has filed reports with the SEC pursuant to Section 13(d) of the Exchange Act, indicating ownership of five percent (5%) or more of the outstanding common shares. As of December 31, 2000, Kensington had sole dispositive power over 2,471,056 common shares, and sole voting power over 2,471,056 common shares. As of December 14, 2001, NASDAQ On-Line reported Kensington's ownership portion as 2,045,456 shares.

(3) According to filings made with the SEC, Magten Asset Management Corp. ("Magten") is an investment advisor registered under the Investment Advisors Act of 1940. Magten has filed reports with the SEC pursuant to
      Section 13(d) of the Exchange Act, indicating ownership of five percent (5%) or more of the outstanding common shares. As of December 31, 2000, Magten had shared dispositive power over 743,750 common shares, and shared voting power over 210,150 common shares. As of December 14, 2001, NASDAQ On-Line reported Magten's ownership portion as 580,450 shares.

(4) Includes options to purchase 7,000 shares for Mr. Auch and 3,000 shares for each of Messrs. Levinson and Peck and 1,000 shares for Mr. Schafran.

(5) Includes shares purchased on January 12, 2000 pursuant to the aforementioned employee stock loan program as follows: Mr. Levine, 350,000 shares; Mr. Higgins, 30,335 shares; and Mr. Teglia, 29,000 shares.

(6)   Includes 1,000 shares beneficially owned by each of Mr. Swieca's children
      - Megan Swieca, Kelsey Swieca and Sadie Swieca.

Legal Proceedings

      On August 14, 2000, we exercised our rights under our 1997 employment agreement with Mr. Levine by suspending him and placing him on leave from his position as president. Simultaneously, we initiated an arbitration proceeding as required under the 1997 employment agreement. On October 5, 2000, Mr. Levine brought an action in the Circuit Court of Cook County, Illinois to halt the arbitration proceedings by reason of improper forum. On October 18, 2000, we filed a lawsuit against Mr. Levine in the Circuit Court of Cook County, Illinois. Our complaint alleged violations of Mr. Levine's duty of loyalty owed to us.

      On December 6, 2000, we and Mr. Levine, through our respective attorneys, agreed to dismiss the arbitration action and Mr. Levine's lawsuit challenging the arbitration, and further agreed to resolve all issues under Mr. Levine's employment contract within the lawsuit we had filed against Mr. Levine in the Circuit Court of Cook County.

      On January 19, 2001, Mr. Levine filed an answer, affirmative defenses and counterclaim in the litigation. The pleading generally denies that Mr. Levine breached his fiduciary duties, raises various defenses and seeks a judgment in favor of Mr. Levine and against us on the counterclaim, for money damages and also seeks a reinstatement to active employment status. Discovery in this case has commenced and is continuing.

      On May 2, 2001, Mr. Levine presented a motion for partial judgment on the pleadings, which was denied at a hearing on July 19, 2001. We filed a Third Amended Complaint on September 6, 2001, seeking, among other things, $300,000 in compensatory damages and $3 million in punitive damages against Mr. Levine in connection with various alleged breaches of fiduciary duty. The factual bases underlying the Third Amended Complaint include allegations that

(i) Mr. Levine caused us to pay on his account or reimburse him for expenses that were not reasonable, ordinary and necessary business expenses and that were not non-wage benefits that we provide generally to our other salaried employees;
(ii) during negotiations between us and the Oak Realty Group, Inc. (an entity solely owned by Mr. Levine) Mr. Levine attempted to pressure us into accepting Oak's offer to acquire us by revealing to one of the trustees that Oak had entered into certain confidentiality and exclusivity agreements which had the effect of excluding potential purchasers and/or capital providers from purchasing or providing financing to a potential purchaser, except through Oak;
(iii) Mr. Levine's failure to disclose to our board a prior pattern and practice of obtaining unauthorized expense reimbursements allows the board to rescind Mr. Levine's 1999 Employment Contract and legally estops Mr. Levine from obtaining any benefits under that contract; and (iv) Mr. Levine's prosecution of a shareholder derivative action from January to April of 2001, which action was resolved by summary judgment in favor of the Trust, amounts to a separate breach of fiduciary duty by Mr. Levine. On November 1, 2001, Mr. Levine moved to dismiss three of the counts of our Third Amended Complaint. He subsequently withdrew the motion as to two counts and sought dismissal only of the count seeking rescission of the 1999 employment contract. On November 28, 2001, the court denied the motion to dismiss and ordered Mr. Levine to answer. Mr. Levine answered the Third Amended Complaint in its entirety on December 12, 2001. On December 17, 2001, we moved for partial summary judgment on Count I, seeking a determination by the Court that we have just cause under the 1997 contract to terminate Mr. Levine's employment. A briefing schedule has been established and the motion is set for oral argument on April 4, 2002.

      On December 13, 2001, we filed a motion seeking a determination from the Court that we would not waive any defenses under either the 1997 or 1999 contracts by electing to pay Mr. Levine either the $210,000 severance payment that is due if the 1997 contract expires and Mr. Levine is not employed pursuant to a written agreement or Mr. Levine's salary under the 1999 contract. Mr. Levine refused our offer that the parties stipulate that he could elect which of the payments to receive without prejudicing either his or our rights concerning the validity or enforceability of the contracts. On December 18, 2001, the court entered an order which allows us to elect which of the two payment arrangements we choose to make, without prejudice to the rights of the parties.

      On May 7, 2001, we amended our answer to Mr. Levine's counterclaim in the employment litigation to add several affirmative defenses based upon Mr. Levine's breaches of his fiduciary duty of loyalty. The maximum potential liability in connection with Mr. Levine's contract (inclusive of incentives but exclusive of base salary) is estimated to be approximately $1.8 million.

      A case management conference in the employment litigation was held on October 18, 2001. Judge Siebel of the Circuit Court of Cook County ordered: (i) all written fact discovery must be concluded by January 31, 2002; (ii) all non-expert depositions must be concluded by April 30, 2002; and (iii) a further status hearing for the purpose of setting a date for the close of discovery will be held on May 17, 2002.

Board of Trustees Report on Executive Compensation

General

      Our board of trustees has formed a separate committee to evaluate and make recommendations regarding executive compensation. This committee is comprised of Messrs. Auch, Peck and Levinson.

      In setting compensation for our executive officers, the committee considers a number of factors such as the amounts paid to executives who are employed in similar positions in companies primarily in the real estate industry with asset size and other characteristics comparable to ours and our overall business plan. We do not, however, rely on a specific list of entities to make this comparison.

      On August 14, 2000, we suspended Mr. Levine and filed an arbitration action alleging that he committed intentional acts that caused material damage to our business or properties. We have also filed suit in the Circuit Court of Cook County, Illinois, alleging that Mr. Levine breached his duty of loyalty to us. Pending a final ruling by an arbitrator and the court, we are required to continue paying Mr. Levine his base salary. In the interim, our board of trustees appointed Mr. Schafran to the position of interim president and chief executive officer.

      We have determined that it is in the best interests of our shareholders for us to pursue strategic alternatives designed to enhance shareholder value and to obtain increased liquidity. As part of this determination, we: (1) elected not to renew the employment contracts of Messrs. Schmidt and Hansen and entered into separation agreements with each of them, (2) terminated Mr. Teglia's former employment agreement and entered into a new one with him, and
(3) entered into employment agreements with Messrs. Higgins and Schafran.

      On August 14, 2000, following the suspension of Mr. Levine, we engaged Mr. Schafran to become our interim president and chief executive officer. The term of Mr. Schafran's agreement extends until February 13, 2002, unless sooner terminated for "cause," by death or disability, voluntarily by Mr. Schafran, upon a "change in control" of the Trust, or upon Mr. Levine's reinstatement as our president and chief executive officer. A "change in control" occurs if our current board members fail to constitute a majority of our board (not including those individuals nominated by our board) or when our shareholders adopt a plan of liquidation which our board does not approve.

      Under the agreement we will pay Mr. Schafran an annual base salary of $200,000 and an incentive bonus based on the present value of aggregate distributions we make to shareholders during the term of the agreement. We will pay the incentive bonus once our shareholders receive distributions whose aggregate present value is at least $6.25 per share discounted to October 26, 2000 at 12%. The amount of incentive bonus starts at $300,000 and increases as the present value of distributions to our shareholders increases.

      If we terminate Mr. Schafran's employment because Mr. Levine is reinstated to his former position, we are obligated to pay Mr. Schafran his entire incentive bonus, based on the present value of the aggregate distributions made to our shareholders, as though his employment had not been terminated. Additionally, if we terminate Mr. Schafran's employment due to his death, disability or a "change in control," we are obligated to pay Mr. Schafran a portion of the incentive compensation equal to the amount of incentive compensation he would have earned had we not terminated his employment, multiplied by a fraction, the numerator of which is the number of days he had served as our interim president and chief executive officer and the denominator of which is 548. Finally, if we terminate the agreement upon our final dissolution and liquidation, we are obligated to pay Mr. Schafran the amount of base salary he would have earned through February 13, 2002 and any earned but unpaid incentive bonus based on the present value of the amount distributed to our shareholders under the plan of liquidation.

      Mr. Schmidt was principally involved in acquisition activity, which we no longer pursue. Mr. Hansen, whose duties included due diligence activities in connection with acquisitions, is no longer able to fully perform his job duties due to health reasons. As a result, we believe that we no longer require the services of either Messrs. Hansen or Schmidt. Additionally, there were certain ambiguities under each of Messrs. Schmidt and Hansen's former contracts with respect to the amount of severance pay we would owe each of them if we decided not to renew their respective contracts, and it was in our best interests to mutually resolve the issue by negotiating separation agreements. During 2000, we notified each of Messrs. Schmidt and Hansen of our intention not to renew their employment agreements. On October 1, 2000, we entered into separation agreements with each of them, pursuant to which they each resigned their positions with us and released any claims they may have against us, in return for a severance payment of $280,804 to Mr. Schmidt and $342,679 to Mr. Hansen.

      We also determined that during this transitional time period, we have a strong need for stability amongst our remaining executive officers. As such, our compensation committee negotiated employment agreements with each of Messrs. Higgins and Teglia. Mr. Higgins has served as our vice president and general counsel since 1992 and our secretary since 1995. However, since 1997, he has not been our employee. Instead, we have purchased legal services from Mr. Higgins on a discounted basis from his normal charges and provided him with office space and equipment. We believe that Mr. Higgins' salary and bonus under his employment agreement is less than what we would have had to pay to purchase his legal services in accordance with our prior arrangement. (See "Employment Agreements - Mr. Higgins", for a summary of the terms of Mr. Higgins' Employment Agreement.)

      Our compensation committee also decided that it was in our best interests to enter into a new employment agreement with Mr. Teglia. We believe that Mr. Teglia is essential to our success in pursuing strategic alternatives and it was important to increase his salary to be commensurate with the increase in the amount of time and effort he is required to expend to assist us in this process. Additionally, there were certain ambiguities under Mr. Teglia's former contract with respect to the amount of severance pay we would owe him if we decided not to renew that contract, and it was in our best interests to mutually resolve the issue by negotiating a severance payment for the former contract and entering into a new contract. As such, in September 2000, we notified Mr. Teglia that we were not going to renew his original employment agreement and instead, our compensation committee authorized Mr. Schafran to negotiate a new employment agreement with him. (See "Employment Agreements - Mr. Teglia", for a summary of the terms of Mr. Teglia's Employment Agreement.)


                                                     Walter E. Auch, Sr.
                                                     Stephen M. Peck
                                                     Daniel Levinson

Audit Committee Report

      In accordance with its written charter, the Audit Committee assists the board in oversight of the quality and integrity of our accounting, auditing and financial reporting practices. A copy of the Audit Committee charter is attached to this proxy statement as Appendix A.

      The Audit Committee consists of three independent members (as independence is defined by the rules of the NASDAQ) of our board of trustees.

      In performing its oversight function, the Audit Committee reviewed and discussed our audited consolidated financial statement as of and for the year ended December 31, 2000 with management and Ernst & Young LLP, our independent auditors. The Audit Committee also discussed with the independent auditors all matters required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, "Communication with Audit Committees" and, with and without management present, discussed and reviewed the results of the independent auditors' examination of the financial statements.

      The Audit Committee obtained from the independent auditors a formal written statement describing all relationships between the auditors and us that might bear on the auditors' independence consistent with Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees." The Audit Committee discussed with the auditors any relationships that may have an impact on their objectivity and independence and satisfied itself as to the auditors' independence. The Audit Committee also inquired into whether Ernst & Young LLP provides information technology services and other non-audit services to us and was advised that Ernst & Young LLP does not provide any such services.

      Based on the above-mentioned review and discussions with management and the independent auditors, the Audit Committee recommended to our board that our audited consolidated financial statements be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2000, for filing with the Securities and Exchange Commission.

The Audit Committee:

Walter E. Auch, Sr.
Stephen M. Peck
Daniel Levinson

Performance Graph

      The graph below compares the cumulative total return on our common shares for the last five fiscal years, with the cumulative total return on the Standard & Poor's 500 Index and with the National Association of Real Estate Investment Trusts, Inc. ("NAREIT"), Equity REIT Total Return Index for all equity REITs over the same period (assuming the investment of $100 in our common shares, the S&P 500 Total Return Index and the NAREIT Equity REIT Total Return Index on December 31, 1995, and the reinvestment of all dividends).

                Comparison of Five Year Cumulative Total Return
               Among the Company, the S&P 500 Total Return Index
                 and the NAREIT Equity REIT Total Return Index

       Year-End Data                1995         1996         1997         1998         1999         2000
       -------------              --------     --------     --------     --------     --------     --------
BSRT                               100.00       103.44       152.62       175.94       205.08       204.85

S&P 500 Index                      100.00       122.96       163.99       210.86       255.20       231.96

NAREIT Equity Index                100.00       135.27       162.67       134.20       128.00       161.75
(without Health Care)

Certain Relationships and Related Transactions

      During the first eight months of 2000, we paid no salary to, but purchased legal services from, Robert G. Higgins, our vice president, secretary and general counsel. We paid Mr. Higgins, in the aggregate, $246,405 for these services. We also provided Mr. Higgins with office space and equipment. Mr. Higgins did not pay any rent for the use of office space and equipment. Instead, Mr. Higgins billed us at a discounted rate. Mr. Higgins also reimbursed us for the cost of two full-time and certain part-time employees. For the first eight months of 2000, Mr. Higgins reimbursed us for a total of $136,815. On September 1, 2000, Mr. Higgins became our full time employee, as did the employees whose salaries were reimbursed to us by Mr. Higgins. During the fiscal year ended December 31, 2000, we paid Adam Levine, the son of Mr. Levine, $125,916 for services rendered to us as an employee. We also provided Adam Levine with benefits customarily provided to our other employees. On October 31, 2000, we terminated the employment of Adam Levine as part of our Retention and Severance Program and paid him a severance payment in accordance with that program equal to $90,762.

      On January 12, 2000, our employees exercised their vested options to purchase 575,337 of our common shares with the proceeds of loans from us. See "Compensation of Trustees and Executive Officers" for details of the loan program. The table below shows the original amounts outstanding and the loan balances on December 31, 2000 due from our executive officers and Adam Levine.

                                       Original           Balance at
           Name                         Amount         December 31, 2000
           ----                         ------         -----------------

           Leonard G. Levine .....    $1,925,000          $1,864,921

           Jay E. Schmidt ........    $  213,500          $  208,223

           Neil D. Hansen ........    $  213,500          $  208,223

           Joel L. Teglia ........    $  170,875          $  166,560

           Robert G. Higgins .....    $  173,735          $  168,930

           Adam Levine ...........    $   95,493          $   92,691

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We incorporate by reference herein the following documents filed pursuant to the Exchange Act under the Exchange Act File No. 0-15465: (1) our annual report on Form 10-K for the fiscal year ended December 31, 2000; and (2) quarterly reports on Form 10-Q for the quarters ending March 30, 2001, June 30, 2001 and September 30, 2001. All reports and other documents we file pursuant to Section 13(a)(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Proxy Statement also shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing these reports and documents. Any statement incorporated or deemed to be incorporated herein shall be deemed to be modified or superseded for purposes of this Proxy Statement to the extent that any statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes this statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Proxy Statement. We will not update this Proxy Statement for events occurring subsequent to the date of this Proxy Statement.

      We hereby undertake to provide without charge to each person to whom a copy of this Proxy Statement has been delivered, upon written or oral request of the person, a copy of any or all of the foregoing documents incorporated herein by reference (other than exhibits to documents, unless these exhibits are specifically incorporated by reference into the document). Requests for these documents should be made to the Investor Relations Department at our principal executive offices located at 2625 Butterfield Road, Suite 101N, Oak Brook, Illinois 60523; telephone number (630) 218-7250.

                             SHAREHOLDER PROPOSALS

      We have not received any shareholder proposals for inclusion in this year's proxy statement. If a shareholder wishes to present a proposal to be included in the proxy statement for the next annual meeting, the proposal must be submitted in writing and received by our secretary at our offices no later than August 25, 2002 addressed as follows: Robert G. Higgins or Corporate Secretary, Banyan Strategic Realty Trust, 2625 Butterfield Road, Suite 101N, Oak Brook, Illinois 60523.

               ==================================================

                  YOUR VOTE IS IMPORTANT. THE PROMPT RETURN OF
                       PROXIES WILL SAVE US THE EXPENSE OF
                      FURTHER REQUESTS FOR PROXIES. PLEASE
                    PROMPTLY MARK, SIGN, DATE AND RETURN THE
                    ENCLOSED PROXY IN THE ENCLOSED ENVELOPE.

               ==================================================

APPENDIX A

                          BANYAN STRATEGIC REALTY TRUST

                        AUDIT COMMITTEE RESPONSIBILITIES

Organization

      The audit committee shall be composed of board members who are independent of the management of Banyan Strategic Realty Trust (the "Company") and are free of any relationship that would interfere with their exercise of independent judgment as a committee member.

Statement of Policy

      Senior operating management of the Company, as overseen by the board of directors, is responsible for the Company's internal controls. The audit committee shall assist the Company's board members in fulfilling their responsibility to the shareholders, potential shareholders and investment community relating to the reliability of financial reporting, the effectiveness and efficiency of operations, and compliance with applicable laws and regulations. In so doing, the audit committee shall be responsible for maintaining open communication among board members, the independent auditors and the management of the Company.

Responsibilities

      In carrying out its responsibility, the audit committee will:

      o Review and recommend to the board the independent auditors to be selected to audit the financial statements of the Company. In addition, the committee will review the auditors' fees to determine whether they are appropriate for the services they render.

      o Meet with the independent auditors and management of the Company to review the scope of the proposed audit for the current year and the audit procedures to be performed.

      o Meet with the independent auditors and management of the Company at the conclusion of the audit to review the results of the audit, including any comments or recommendations of the independent auditors.

      o Confirm and assure the independence of the independent auditors and review any management consulting services provided by the independent auditors and the related fees.

      o Review with the independent auditors and with the financial and accounting personnel the adequacy and effectiveness of the Company's internal controls and elicit any recommendations for improving the internal controls or particular areas where new or more detailed controls or procedures are desirable.

      o Review legal and regulatory matters that may have a material effect on the financial statements.

      o Inquire of management and the independent auditors regarding significant risks or exposures, and assess the steps management has taken to minimize such risks and exposures to the Company.

      o Review the financial statements contained in the annual report to shareholders with management and the independent auditors.

      o Inquire of the independent auditors regarding their qualitative judgments about the appropriateness, not just the acceptability, of the accounting principles and the clarity of the financial disclosures. Also inquire of the auditors regarding their reasoning in accepting or questioning management's significant estimates, changes or proposed changes in accounting principles, and disclosure practices management employs for new transactions or events.

      o Provide sufficient opportunity at all meetings of the audit committee for the independent auditors to meet with the members of the audit committee without members of management present. Among the items to be discussed in these meetings are the independent auditors' evaluation of the Company's financial personnel and the cooperation which the independent auditors received during the course of the audit.

      o Consider whether audit committee members are provided with appropriate background information and training and, when necessary, seek such information and training from management or the independent auditors.

      o Submit the minutes of all meetings of the audit committee to the board.

      o Investigate any matter brought to its attention within the scope of its duties, with the power to retain outside counsel for this purpose if, in its judgment, that is appropriate.

     Please mark your                                                   |  4201
|X|  votes as                                                           |
     in this example.                                                    ---

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR EACH PROPOSAL.

--------------------------------------------------------------------------------
    The Board of Directors recommends a vote FOR eachod the proposals below
--------------------------------------------------------------------------------

                  FOR    WITHHOLD                                                                         FOR   AGAINST   ABSTAIN
1. ELECTION OF                        NOMINEES:                    2. Ratify the selection of Ernst &
   TRUSTEES       |_|      |_|        01 Walter E. Auch, Sr.          Young LLP as our independent        |_|     |_|       |_|
                                      02 Stephen M. Peck              public accountant for the fiscal
                                      03 Daniel M. Levinson           year ending December 31, 2001.
                                      04 L.G. Schafran

For, except vote withheld from the following nominees:

-----------------------------------------------

                                                                           NOTE: Sign exactly as name appears at left. If joint
                                                                                 tenant, both should sign. If attorney, executor,
                                                                                 administrator, trustee or guardian, give full
                                                                                 title as such. If a corporation, please sign
                                                                                 corporate name by President or authorized officer.
                                                                                 If partnership or limited liability company, sign
                                                                                 in full entity name by authorized person

                                                                           ---------------------------------------------------------

                                                                           ---------------------------------------------------------
                                                                                SIGNATURE(S)                       DATE

--------------------------------------------------------------------------------
                            ^ FOLD AND DETACH HERE ^

                          BANYAN STRATEGIC REALTY TRUST

Dear Stockholder:

We encourage you to vote your shares electronically this year either by telephone or via the Internet. This will eliminate the need to return your proxy card. You will need your proxy card and Social Security number (where applicable) when voting your shares electronically. The Voter Control Number that appears in the box above, just below the perforation, must be used in order to vote by telephone or via the Internet.

The EquiServe Vote by Telephone and Vote by Internet systems can be accessed 24-hours a day, seven days a week up until the day prior to the meeting.

To Vote by Telephone:

Using a touch-tone phone call Toll-free:          1-877-PRX-VOTE(1-877-779-8683)

To Vote by Internet:

Log on to the Internet and go to the website: http://www.eproxyvote.com/BSRTS

Note: If you vote over the Internet, you may incur costs such as telecommunication and Internet access charges for which you will be responsible.

                        THANK YOU FOR VOTING YOUR SHARES.
                             YOUR VOTE IS IMPORTANT!

  Do Not Return this Proxy Card if you are Voting by Telephone or the Internet.

                          BANYAN STRATEGIC REALTY TRUST
                              2625 Butterfield Rd.
                                   Suite 101N
                           Oak Brook, Illinois 60523

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Robert G. Higgins and L.G. Schafran, and each of them, as Proxies, with the power to appoint their substitutes, and hereby authorizes them to represent and to vote, as designated on the reverse side, all the Common Shares of Beneficial Interest of Banyan Strategic Realty Trust held of record by the undersigned on December 14, 2001, at the Annual Meeting of Shareholders when convened on January 30, 2002, or any adjournment thereof.

This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this Proxy will be voted for each of the proposals set forth herein. In the event that any other matter may properly come before the Annual Meeting, or any adjournment thereof, the Proxies are authorized, in their discretion, to vote on the matter.

                        [Continued on the reverse side.]

--------------------------------------------------------------------------------
                            ^ FOLD AND DETACH HERE ^